PURCHASE AND SALE AGREEMENT BETWEEN
SFG FINANCIAL CORPORATION AND NCG MARKETS CORPORATION

THIS AGREEMENT, made as of the 8th day of March 2010 between NCG MARKETS CORPORATION (“NCG”),  with an address of 215-15 50th AVENUE, BAYSIDE, NY  11364, CHANGYING ZHU, LEE CHEN, individuals with an address of 215-15 50th AVENUE, .BAYSIDE, NEW YORK 11364. NCG, CHANGYING ZHU and LEE CHEN are collectively hereinafter referred to as SELLERS (“Sellers”) and SFG FINANCIAL CORPORATION, (“SFG” ) a Delaware Corporation with an address of 575 MADISON AVENUE, NEW YORK, NEW YORK 10022, hereinafter referred to as PURCHASER.

W I T N E S E T H:

WHEREAS, SELLERS are the Owners of  200 Shares of the issued and outstanding Shares of NCG Markets Corporation Common Stock, no par value, , such shares representing100% of the issued and outstanding shares of Capital Stock of NCG Markets Corporation (the “NCG Common Stock”); and

WHEREAS, NCG is a member of the National Futures Association (the “NFA”)  and the Commodities Futures Trading Commission (“CFTC”) as a non-guaranteed Introducing Broker and it is duly registered pursuant to the Commodity Exchange Act (the “CEA”);

WHEREAS, SELLERS wish to sell to the PURCHASER an aggregate of 100% of the issued and outstanding shares of the NCG Markets Corporation Common Stock, (“NCG Common Stock shall hereinafter collectively referred to the “NCG Shares”), which said Shares of NCG constitutes 100% of the issued and outstanding NCG Shares, and the PURCHASER is desirous of acquiring the 100% of the NCG Markets Corporation Shares on the terms and conditions hereinafter set forth; and

WHEREAS, PURCHASER  has agreed to acquire NCG Shares for $50,000 Dollars, and other good and valuable consideration.

NOW, THEREFORE, in consideration of the mutual agreements herein, the sufficiency of which is hereby acknowledged, each of the parties hereto agrees as follows:

    1.               Sale and Delivery of the Securities.  Subject to and contingent upon the terms and conditions of this Agreement, SELLER hereby agrees to sell, assign and transfer to the PURCHASER and the PURCHASER hereby agrees to purchase from SELLER all right, title and interest in NCG Markets Corporation Common Stock Shares.

    2.               Purchase Price.

(a)         The purchase price for the securities shall be $50,000 Dollars (the “Purchase Price”), which shall be allocated to SELLER.. The Purchase Price shall be paid by the delivery to Seller in the form of a certified or bank cashier’s checks in New York Clearing House Funds, payable to the order of the SELLER or, at the SELLER’s option, by wire transfer of immediately available funds into the account designated by the seller.

    3.               Closing.

(a)    Subject to the fulfillment of the conditions to closing as set forth in Section 6 herein and conditioned thereon, the closing of the transactions contemplated thereon, hereby, shall take place subject to the condition precedent set forth in this Agreement, at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York 10006, at 10:00 a.m. on May 30 ___, 2010 or such other time, date or place as the SELLER and the PURCHASER mutually agreed upon in writing (the “Closing Date”) and shall be deemed to have been consummated and become effective for all purposes as of the close of business on the Closing Date.

(b)      At the Closing:

       (i)   SELLER shall deliver to the PURCHASER certificate(s) with fully executed stock powers, signature guaranteed, representing the NCG Common Stock Shares.

       (ii)   PURCHASER shall deliver to the SELLER, , in certified check or bank check or by wire transfer to the SELLER’s designated bank account, the Purchase Price.

       (iii)    Said shares shall be distributed at the direction of SFG Financial Corporation (“SFG”) to parties named on an allocation list supplied by SFG to the Seller prior to Closing.

(c)       Within ten (10) days from the Closing Date the SELLER shall prepare and file such documents as are required by the CFTC, NFA, and applicable states listing the new additional shareholders of NCG Market Corporation..

    4.               Representations and Warranties of SELLER and NCG.

SELLERS, jointly and severally, represent, warrant, with such representations, warranties and agreements surviving the Closing and continuing thereafter, as follows:

    4.1.            Corporate Organization. NCG Markets Corporation is a corporation duly organized and validly existing in good standing under the laws of the State of New York and has the corporate power to own its property and to carry on its business as now being conducted.  NCG Markets Corporation is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of the business transacted by it makes such qualification.  There are no pending actions or proceedings to limit or impair NCG Markets Corporation’s power to engage in business or to dissolve NCG.  A certified copy of the Articles of Incorporation will be ordered from the Secretary of State of New York and shall be delivered to the Purchaser promptly upon receipt from New York Secretary of State, but no later than seventy-two hours prior to Closing.

    4.2             Authorized Capital.  The authorized capital stock of NCG Markets Corporation is 200 shares of Common Stock, no par value, of which 200 are issued and outstanding.  There are no authorized or outstanding options, warrants or other rights to purchase or encumber any authorized or outstanding share of stock.

    4.3.            Title to NCG Markets Corporation Shares.  SELLERS have good title, beneficially and of record, to the NCG Markets Corporation Shares, free and clear of all claims, liens and encumbrances; such shares are validly issued and outstanding, fully paid and non-assessable; and SELLERS have full legal right, power and authority to sell, assign and transfer the NCG Markets Shares.  When delivered as provided in Section 1 of this Agreement, the certificates for the NCG Markets Corporation Shares so delivered will vest ownership of such shares of Stock in the PURCHASER free and clear of all claims, liens and encumbrances of SELLER or created by SELLER, which certificates will then represent 100% of the outstanding shares of the capital stock of NCG.  NCG has not created or granted any other option, warrant or right with regard to shares of NCG Markets Corporation Common Stock.

    4.4             Financial Statements.  The audited financial statements of NCG Markets Corporation for  the year ended December 31, 2009, prepared by Zhuang Mu Liu and the un-audited financial statements for the twelve months period ended March 8, 2010 and attached as Annex A (collectively, the “Financial Statements”), are true and correct, having been prepared in accordance with statutes, regulations and principles prescribed by the IRS, SEC and CFTC or other relevant Federal, State or local governmental authority, with statutes, regulations and principles have been consistently adhered to throughout the periods indicated, and fairly and accurately indicate the financial condition of NCG Markets Corporation and the results of its operations as of the date and throughout the periods indicated.  NCG Markets Corporation had no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, including without limitation, tax liabilities due or to become due, except as disclosed in schedule 4.4.

    4.5             CFTC Registration.  NCG Markets Corporation is registered as an Introducing Broker dealer under the Commodity Exchange Act, and is a member firm of the CFTC and NFA in good standing.

    4.6             CFTC Restrictions. NCG Markets Corporation is subject to the rules and regulation of the CFTC, NFA and other pertinent regulatory bodies. NCG Markets Corporation is current in payments incident to all financial obligations to the aforementioned agencies. .

    4.7            Transactions since March 1, 2010.   Except as disclosed herein, since March 1, 2010, there is no material adverse position or property of NCG Markets Corporation. Other than provided for herein, NCG Markets Corporation has not since March 1, 2010:

     (a)   issued or sold or made any agreement of any kind to issue or sell any of the shares of its stock, bonds or other corporate securities, or merged or consolidated with any other corporation;

     (b)   incurred any debt, obligation or liability (fixed or contingent), except debts, obligations and liabilities incurred in the ordinary course of business;

     (c)   discharged or satisfied any lien or encumbrance or paid any obligation or liability (fixed or contingent) other than current liabilities included in the Financial Statements and current liabilities incurred since that date in the ordinary course of business;

     (d)    declared or made any payment or distribution to shareholders;

     (e)    purchased or redeemed any shares of its capital stock;

     (f)   made any general wage or salary increase or increased compensation of any officers or management employee nor paid or accrued any bonus or salary (which is defined herein to include pension and profit sharing contributions) to Sellers;

     (g)   mortgaged, pledged or subjected to lien or otherwise encumbered any of its assets, tangible or other intangible;

     (h)   sold, assigned or transferred any patents, trademarks, trade names, copyrights, licenses or other intangible assets;

     (i)   suffered any event or condition of any character materially and adversely affecting NCG Markets Corporation’s business or future prospects (including, without limitation, knowledge of or notification by any state or federal securities regulatory agency of any violation or claim arising from the conduct of the securities business);

     (j)   suffered any material net operating loss or any extraordinary loss or waived any rights of substantial value or entered into any transaction not in the ordinary course of business; or

     (k)   become a party to any agreement which affects or may affect materially and adversely NCG Markets Corporation.

    4.8.            Loans; Indebtedness.   NCG Markets Corporation represents that NCG Markets Corporation has no outstanding loans or indebtedness, subordinated or otherwise.

    4.9            Net Capital.

(a)         The net capital of NCG shall comply with rules set forth by the CFTC and NFA and other pertinent regulatory State and Federal agencies at the date of this Agreement and on the Closing Date.

(b)         Immediately following the Closing, Purchaser shall permit Seller to withdraw funds held by NCG Markets Corporation, as well as all securities held in the name of NCG Markets Corporation, and the cash in the bank account identified in Section 4.23 hereof. Notwithstanding the above, Seller shall cause to maintain net capital amounts sufficient to insure continued compliance with all net capital requirements for a period not to exceed the earlier of, the 60th anniversary day from the Closing or the purchase of NCG Markets Corporation Common Stock, subject to the receipt of appropriate Regulatory Approval.

    4.10           Contracts.   NCG Markets Corporation is not a party to any written or oral contract, employment contract, contract with any labor union or association, bonus, pension plan, profit sharing, retirement, stock purchase, hospitalization, insurance or other plan providing employee benefits; lease with respect to any property, real or personal, whether as lessor or lessee; contract or commitment for capital expenditures; or contract (in the ordinary course of business or otherwise).

    4.11           Tax Returns.   All tax returns and reports of NCG Markets Corporation required by law (including without limitation, all income tax, unemployment compensation, social security, sales and excise tax laws of the United States or any state, territory or municipal or political subdivision thereof) to be filed have been duly filed, and all taxes, assessments, contributions, fees and other government charges (other than those presently payable without penalty or interest and those currently being contested in good faith) which are due and payable as shown by said tax returns or reports have been paid. NCG Markets Corporation has paid wages or salaries and has withheld from the salaries and wages of its employees any income taxes required to be withheld and NCG Markets Corporation is not delinquent in the payment to the Internal Revenue Service of such funds. NCG Markets Corporation knows and does not have reasonable grounds to know of any additional assessments or any basis for any additional assessments in respect to the United States or state taxes upon or measured by income of NCG Markets Corporation. The Financial Statements contain adequate provision for all federal income, federal excess profits, state income, franchise, real property and all other taxes of NCG Markets Corporation, including interest and penalties in respect thereof, for all periods ended on or before March 1, 2010.

    4.12           Compliance with Laws.   To the best knowledge of NCG Markets Corporation, neither the execution and delivery of this Agreement nor compliance with the terms and provisions of this Agreement on the part of SELLER , subject to the receipt of appropriate regulatory approvals, breach any statute or regulation of any governmental authority, domestic or foreign, or will at Closing conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the SELLER or SFG are a party or by which they are or may be bound or constitute a default thereunder, or result in the creation of an  imposition of any lien, charge, encumbrance or restriction of rights, including rights of termination or cancellation.

    4.13           Insurance.   NCG maintains no insurance policies or broker’s fidelity bonds.

    4.14           No Suits Pending or Imminent.   There are no outstanding and unpaid judgments, liens or security agreements as a result of which NCG Markets Corporation is or may become a judgment debtor.  Further, there are no actions at law or equity or SEC or other administrative proceedings or CFTC or NFA proceedings known to be contemplated or pending against NCG Markets Corporation or its officers or in which it will be a plaintiff or petitioner.  There are no actions at law or equity or administrative proceedings pending in which it is anticipated that NCG Market Corporation will join or be joined as a party.  There is no litigation pending, contemplated or threatened relating to the shares or relating to any other ownership interest in NCG Markets Corporation.   There is no pending, contemplated or threatened litigation or proposed violation of law or regulation of any nature whatsoever (including, but not limited to, CFTC, NFA, SEC, OSHA fire codes or similar laws and regulations).

    4.15.           No Dividends.   The Board of Directors of NCG Markets Corporation has not declared any dividends, nor are there any dividends unpaid that were declared in an earlier period.

    4.16.           No Salary Increases; No New Employees.   Since March 1, 2010, NCG Markets Corporation has not increased any employee’s salary or hired any new employees.  At the Closing Date, other than as discussed herein, NCG Markets Corporation will have no contractual obligations to employees.

    4.17.           Officers and Directors.   The sole officer and director of NCG Markets Corporation is Lee Chen.

    4.18.           Articles of Incorporation.   The Articles of Incorporation, as amended to the date hereof, and the By-Laws, as amended to the date hereof, of NCG Markets Corporation, which are being delivered to the Purchaser concurrently herewith, are true and correct copies in effect at the date hereof.

    4.19.           Minute Books.                                   A copy of the minute books of NCG Markets Corporation, including minutes of meetings of stockholders and directors which are being delivered to the Purchaser concurrently herewith are true, complete and correct copies at the date hereof.  There are no omissions from such minute books of the minutes of any meetings, proceedings and/or actions of the stockholders or the Board of Directors of NCG Markets Corporation or any committee thereof.

    4.20.           No Subsidiaries.   NCG Markets Corporation does not have any subsidiaries and does not own any shares of stock or other securities of or interest in any other corporation, firm, partnership or association.

    4.21.           Contractual Performance.                                           To the best of NCG’s knowledge, information and belief, all obligations that NCG has been required to comply with have been fully satisfied and the Seller is not in default on any lease, contract, agreement, etc.

    4.22.           Other Agreements.   Neither SELLERS nor NCG Markets Corporation is a party to any agreement, oral, written or otherwise, direct or indirect, other than this agreement, to sell, option or transfer any shares of stock of NCG Markets Corporation; any assets of NCG Markets Corporation or otherwise, nor are the securities of NCG subject to any agreement other than provided herein.

    4.23.           Bank & Brokerage Accounts.   Other than the bank accounts and Clearing Accounts maintained by NCG as listed schedules on Schedule 4.23, there are no other depositories where funds of NCG are held.

    4.24.           No Misrepresentation.   NCG represents and warrants that no representation or warranty by NCG in this Agreement and no statement or certificate furnished to PURCHASER pursuant hereto or in connection with the transactions contemplated hereby will contain any untrue statement of a material fact or will omit statements of a material fact necessary to make the statements contained herein or therein not misleading. NCG has disclosed in writing to PURCHASER all events, conditions or facts which materially and adversely affect or have any effect on the condition (financial, business operations, liquidity, assets, liabilities or obligations) of NCG.

    5.           PURCHASER’s Warranties.   The Purchaser represents warrants, and agrees that the following items shall survive the Closing and continue thereafter, as follows:

     (a)           The PURCHASER has full legal right, power and authority to enter into this Agreement and to consummate all the transactions hereby contemplated;

     (b)           The PURCHASER is purchasing the Securities for its own account and investment and not with a view to distribution or resale;

     (c)           The PURCHASER acknowledges that all documents, records and books requested by the PURCHASER have been made available for inspection and have been inspected by the PURCHASER;

           Certain Covenants of SELLER and NGC

     (a)             All licenses held by NCG Markets Corporation with the NFA are valid and in good standing as of the date hereof.

    6.               Conditions to Closing.

    6.1.            Documents Delivered.   As conditions to Closing, Seller or the appropriate person holding such item shall deliver:

(a)         to the PURCHASER, stock certificates of NCG Markets Corporation, as provided in Section 1 hereof;

    (b)         to the PURCHASER, NCG’s books of account and business records, tax returns, minute book, stock transfer book, blank stock certificates and seal;

(c)         to the PURCHASER, copies of all agreements, contracts and leases to which NCG is a party;

(d)         to the PURCHASER, any other documents so requested related to this transaction.

    6.2.            Conditions Precedent.

(a)          The representations, warranties, covenants and agreements of the SELLER herein are conditions precedent to this Agreement.  The breach by the SELLER of any of the aforesaid Sections shall entitle the other party to rescind this Agreement at any time after discovery of said breach and to recover upon demand any and all sums paid hereunder as well as any other damages resulting there from, whether direct or consequential.

(b)         The obligations of PURCHASER under this Agreement, including without limitation, PURCHASER’s obligation to consummate the transactions contemplated hereby, are subject to the receipt of appropriate regulatory approvals prior to Closing, as may be necessary.

    6.3.            Due Diligence.   PURCHASER shall have contemplated to its full satisfaction diligence of NCG Markets Corporation and shall have been provided with full access to all documents, records and other information.

    7.               Indemnification.   The Parties the Agreement agree agrees to indemnify and hold each Party, and its successors and assigns, harmless from all claims, actions, proceedings, damages, expenses, liabilities and/or judgments of whatsoever nature arising out of or in connection with any and all transactions, business, or occurrences of any kind resulting from the Seller’s ownership or operation of NCG Markets Corporation.  The PURCHASER, or its successors and assigns, shall notify SELLER of any such liability, asserted liability, or any claims against PURCHASER, with reasonable promptness: provided, however, that the failure to notify Seller shall not impact in any manner SELLER’s indemnification obligations hereunder.

    8.              Miscellaneous.

    8.1.           Laws of New York to Govern.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws, principles, thereof and the actual domicile of the parties.

    8.2.           Notices.   All notices, requests, demands and other communications hereunder shall be deemed given only if in writing, signed by sender and delivered at or mailed (by certified or registered mail, postage prepaid) to the receiving party’s address below or to such other address as the receiving party may designate beforehand by giving notice, referring to this Agreement, to the sender.

    8.3.           Headings.   The headings in this Agreement are inserted for convenience only and do not constitute a part hereof.

    8.4.           Agreement Binding.   This Agreement is binding upon and shall insure to the benefit of the parties heirs, executors, administrators, successors and assigns.

    8.5            Finder.                           Seller represents that there are no finder fees being paid in connection with this Agreement.

    8.6.           Amendments.  This Agreement may not be modified, amended or terminated except by agreement in writing executed by the parties hereto.

    8.7.           Survival. The parties agree that all warranties, representations, covenants and obligations contained herein shall (notwithstanding any investigation or inquiry which any party hereto or any representative of any party hereto may have made) forever survive the execution, delivery and closing of this Agreement and any and all documents delivered in connection herewith and any and all performances in accordance herewith.

    8.8.           Counterparts.   This Agreement may be signed in one or more counterparts with the same effect as if the parties signed the same document.  All counterparts shall be construed together and shall constitute one document.

    8.9.           Confidentiality. Unless otherwise required by law, the parties hereto agree not to disclose any and all terms of this Agreement or any document related to the sale by this Agreement to a third party.

    8.10.          Severability. In the event that any one or more of the provisions contained in the Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this agreement and other applications thereof shall not in any way be affected or impaired.

    8.11.          Entire Agreement. This Agreement and all schedules hereto, all of which are hereby made as part hereof as if fully set forth in the Agreement, contain the entire agreement between the parties with respect to the transaction contemplated herein and supersede all prior agreements or understandings between the parties related to the transaction contemplated by this Agreement.

IN WITNESS WHEREOF, the undersigned parties have hereunder set their hands as of the date set forth below.

Signatures

SFG Financial Corporation
/s/ Michael C. Caska
BY: Michael C. Caska	Dated: March 8, 2010
Title: Chief Executive Officer

NCG Markets Corporation, Inc.

/s/ Lee Chen	Dated: March 8, 2010
BY: Lee Chen
Title: President

/s/ Lee Chen	Dated: March 8, 2010
Lee Chen

/s/ Changying Zhu	Dated: March 8, 2010
Changying Zhu